As filed with the Securities and Exchange Commission on August 17, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-1111329
(State of incorporation	(IRS Employer
or organization)	Identification No.)
177 Huntington Avenue
Boston, Massachusetts
(Address of principal executive offices)

Amended and Restated 2005 Stock Incentive Plan
2011 Equity Award Plan
(Full title of the plan)

David Friend
Chief Executive Officer
Carbonite, Inc.
177 Huntington Avenue
Boston, Massachusetts 02115
(617) 587-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 121b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
	Amount		Maximum		Maximum	Amount of
Title of Each Class of Securities to be	to be		Offering Price		Aggregate	Registration
Registered	Registered (1)		per Share		Offering Price	Fee
Common Stock, par value $0.01 per share
- 2005 Stock Incentive Plan	3,515,658	(2)	$2.83	(3)	$9,949,312.14	$1155.12
- 2011 Equity Award Plan	1,662,000	(4)	$12.10	(5)	$20,110,200.00	$2334.79
Total	5,177,658				$30,059,512.14	$3,489.91

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that become issuable under the 2011 Equity Award Plan (the “ 2011 Plan”) or the Amended and Restated 2005 Stock Incentive Plan (the ”2005 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents shares of Common Stock issued in connection with previous awards under the 2005 Plan and shares of Common Stock subject to outstanding awards under the 2005 Plan as of August 11, 2011. No shares are available for future grant under the 2005 Plan, but outstanding awards granted under this plan continue to be governed by its terms.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price per Share is the weighted average exercise price of previously exercised and outstanding awards granted under the 2005 Plan (rounded up to the nearest cent).

(4)	Represents shares of Common Stock reserved for future issuance under the 2011 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price per Share is the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Stock Market on August 11, 2011 (rounded up to the nearest cent).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION
     The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
     (a) The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on August 11, 2011, relating to the registration statement on Form S-1, as amended (File No. 333-174139), which contains the Registration’s audited financial statements for the latest fiscal year for which such statements have been filed.
     (b) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35264), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed to be filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
ITEM 4. DESCRIPTION OF SECURITIES
     See the description of the Registrant’s Common Stock contained in the Company’s registration statement on Form S-1 (File No. 333-174139).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Foley & Lardner LLP has opined as to the legality of the securities being offered by this registration statement. Lawyers in Foley & Lardner LLP own an aggregate of 203,896 share of our common stock as of August 11, 2011.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant’s amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits the Charter from limiting the liability of the Registrant’s directors for the following:
•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
     If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Registrant’s Charter does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Bylaws, the Registrant is also empowered to purchase insurance on behalf of any person whom it is required or permitted to indemnify.
     In addition to the indemnification required in the Charter and Bylaws, the Registrant has entered into indemnification agreements with each of its directors, officers, and some employees. These agreements provide for the indemnification of such directors, officers, and employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of the Registrant, or any of its subsidiaries, by reason of any action or inaction by them while serving as an officer, director, employee, agent, or fiduciary, or by reason of the fact that they were serving at the Registrant’s request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Registrant or any of its subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. The Registrant believe that the provisions of the Charter and Bylaws described above and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintain directors’ and officers’ liability insurance.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit					Filing	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-174139	3.1	7/13/2011

4.2	Amended and Restated Bylaws	S-1/A	333-174139	3.2	7/13/2011

5.1	Opinion of Foley & Lardner LLP					X

23.1	Consent of Ernst & Young, independent registered public accounting firm					X

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	Amended and Restated 2005 Stock Incentive Plan	S-1/A	333-174139	10.1	7/13/2011

99.2	2011 Equity Award Plan	S-1/A	333-174139	10.2	7/13/2011
ITEM 9. UNDERTAKINGS
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on this 17th day of August, 2011.

CARBONITE, INC.

By:	/s/ David Friend
David Friend
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Friend and Danielle Sheer, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 of Carbonite, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Friend David Friend	Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2011

/s/ Andrew Keenan Andrew Keenan	Chief Financial Officer (Principal Financial and Accounting Officer)	August 17, 2011

/s/ Jeffry Flowers Jeffry Flowers	Director	August 17, 2011

/s/ Gary Hromadko Gary Hromadko	Director	August 17, 2011

/s/ Charles Kane Charles Kane	Director	August 17, 2011

/s/ Todd Krasnow Todd Krasnow	Director	August 17, 2011

/s/ William G. Nelson William G. Nelson	Director	August 17, 2011

/s/ Pravin Vazirani Pravin Vazirani	Director	August 17, 2011

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit					Filing	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-174139	3.1	7/13/2011

4.2	Amended and Restated Bylaws	S-1/A	333-174139	3.2	7/13/2011

5.1	Opinion of Foley & Lardner LLP					X

23.1	Consent of Ernst & Young, independent registered public accounting firm					X

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	Amended and Restated 2005 Stock Incentive Plan	S-1/A	333-174139	10.1	7/13/2011

99.2	2011 Equity Award Plan	S-1/A	333-174139	10.2	7/13/2011